Exhibit 99.2

Company Contact:	Investor Relations Contact:
Stephen Jones	Lippert / Heilshorn & Associates
Vice President - Investor Relations	Kirsten Chapman
217-258-9522	415-433-3777
investor.relations@consolidated.com	Kirsten@lhai-sf.com

Consolidated Communications Holdings, Inc. to Present at the Credit Suisse 2006
Media and Telecom Week Conference on December 4, 2006

Mattoon, IL – November 29, 2006 – Consolidated Communications Holdings, Inc. (Nasdaq: CNSL) today announced Bob Currey, president and CEO and Steve Childers, chief financial officer, are scheduled to present at the Credit Suisse 2006 Media and Telecom Week Conference being held at The Crowne Plaza Times Square in New York on Monday, December 4th at 3:10 p.m. ET / 2:10 p.m. CT.

An audio webcast of management’s presentation will be available live and for replay and can be accessed from the “Investor Relations” section of the company’s website at http://www.consolidated.com.

About Consolidated

Consolidated Communications Holdings, Inc. is an established rural local exchange company (RLEC) providing voice, data and video services to residential and business customers in Illinois and Texas.  Each of the operating companies has been operating in its local market for over 100 years. With approximately 236,000 local access lines, 49,000 DSL subscribers and 5,600 IPTV subscribers, Consolidated Communications offers a wide range of telecommunications services, including local and long distance service, custom calling features, private line services, dial-up and high-speed Internet access, digital TV, carrier access services, and directory publishing.  Consolidated Communications is the 16th largest local telephone company in the United States.

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